UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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MBX BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MBX BIOSCIENCES, INC.
11711 N. Meridian Street, Suite 300
Carmel, Indiana 46032

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ONLINE ON JUNE 4, 2026

Explanatory Note:

MBX Biosciences, Inc. (the “Company”) is filing this supplement (this "Supplement") to update the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2026 (the “Proxy Statement”), and made available to the Company’s stockholders in connection with the solicitation of proxies on behalf of the Company’s board of directors (the “Board”) for its annual meeting of stockholders to be held on June 4, 2026, or any adjournment or postponement thereof (the “Annual Meeting”).

The Company urges you to read the Proxy Statement and this Supplement in their entirety. Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

Audit Committee Adjustment

Effective as of May 1, 2026, the Company entered into a consulting agreement (the “Consulting Agreement”) with Steven L. Hoerter, the Executive Chair of the Company's Board, pursuant to which Mr. Hoerter will provide additional strategic advisory services to the Company. Upon entering into the Consulting Agreement, Mr. Hoerter resigned from the Audit Committee of the Board effective as of May 1, 2026. Effective as of the same date, the Board appointed Edward T. Mathers, an existing member of the Board to the Audit Committee. The revised rows in the Board committee table below reflects the updated Audit Committee membership as of May 1, 2026.

Name	Age	Position(s)
Steven L. Hoerter (4)	55	Executive Chair of the Board of Directors
Edward T. Mathers (1)(3)(4)	66	Director

(1) Member of the Nominating and Corporate Governance Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

(4) Member of the Science and Medicine Committee.

Board Independence Analysis

As a result of entering into the Consulting Agreement, the Board has determined that Mr. Hoerter is no longer an independent director under applicable Nasdaq listing rules. The disclosure below reflects the revised status of independence and amends and restates in its entirety, the second paragraph under the section ”Director Independence” on page 13:

Our Board determined that all members of our board of directors, except P. Kent Hawryluk and Steven L. Hoerter are independent directors, including for purposes of Nasdaq and the SEC rules. In making that determination, our board of directors considered the relationships that each director has with us and all other facts and circumstances the board of directors deemed relevant in determining independence, including the potential deemed beneficial ownership of our capital stock by each director, including non-employee directors that are affiliated with certain of our major stockholders. There are no family relationships among any of our executive officers and directors. P. Kent Hawryluk is not independent under these rules because he is also an executive officer of the Company. Steven L. Hoerter is not independent under these rules because he is a consultant to the Company.

Amendment and Restatement of the Audit Committee Disclosure

In connection with Mr. Mathers's appointment to the Audit Committee, the Board determined, based on a review of his relationships with the Company and all other relevant facts and circumstances, that Mr. Mathers qualifies as an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2) and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The introduction of the subsection titled “Board committees – Audit Committee” on pages 13-14 is amended and restated in its entirety as follows:

Audit Committee

Our Audit Committee consists of Laurie Stelzer, Tiba Aynechi and Edward T. Mathers, and is chaired by Laurie Stelzer. During 2025, the Audit Committee was chaired by James M. Cornelius, who resigned from our board of directors effective October 31, 2025. Carl L. Gordon served as a member of the Audit Committee until his departure from the board of directors following the 2025 annual meeting on June 5, 2025. Steven L. Hoerter served as a member of the Audit Committee until May 2026.

Amendment and Restatement of the Biography of Steven Ryder, M.D.

This Supplement updates the biography of Steven Ryder, M.D., as set forth in the Proxy Statement under “Class III Directors,” to reflect a change in Dr. Ryder’s current role as he most recently became the Chief Medical Officer of Yarrow Biosciences as of April 2026. The updated biography of Dr. Ryder is as follows:

Steven Ryder, M.D., has served on our board of directors since January 2024. Dr. Ryder has served as the Chief Medical Officer of Yarrow Biosciences since April 2026. Dr. Ryder previously served as the Chief Medical Officer of Rallybio Corporation (Nasdaq: RLYB) from January 2019 to March 2026, and prior to that served as the Chief Development Officer at Alexion Pharmaceuticals, Inc. (Nasdaq: Formerly ALXN, acquired by AstraZeneca PLC) from July 2013 to December 2018. Dr. Ryder was the founding President of Astellas Pharma Global Development, Inc. from April 2008 to April 2013. Dr. Ryder also worked at Pfizer Inc. (NYSE: PFE) for 21 years where he held positions of increasing responsibility, including head of worldwide clinical development. Dr. Ryder has held board positions at Reata Pharmaceuticals, Inc. (Nasdaq: Formerly RETA, acquired by Biogen Inc. (Nasdaq: BIIB)) from July 2022 to September 2023 and Levo Therapeutics, Inc. Dr. Ryder earned his Doctor of Medicine from the Icahn School of Medicine at Mount Sinai. Our board of directors believes that Dr. Ryder is qualified to serve as a director because of his extensive drug development experience at biopharmaceutical companies.

Update to "Certain Relationships and Related Party Transactions"

This Supplement updates the section titled "Certain Relationships and Related Party Transactions" in the Proxy Statement to reflect the entry by the Company into the Consulting Agreement with Steven L. Hoerter, the Executive Chair of the Board, effective as of May 1, 2026. The following disclosure is added to that section:

Consulting Agreement with Steven L. Hoerter

Effective as of May 1, 2026, the Company entered into a consulting agreement (the “Consulting Agreement”) with Steven L. Hoerter, the Executive Chair of the Company's Board, pursuant to which Mr. Hoerter will provide additional strategic advisory services to the Company. The Consulting Agreement was approved by the unanimous written consent of the Board in accordance with the Company's related party transaction policy.

In connection with the Consulting Agreement, Mr. Hoerter was awarded a grant of 74,249 nonqualified stock options with an exercise price of $29.78, and a grant of 11,938 restricted stock units. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which has been filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company with the SEC on May 7, 2026 and incorporated herein by reference. As a result of entering into the Consulting Agreement, the Board has determined that Mr. Hoerter is no longer an independent director under applicable Nasdaq Listing Rules.